UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2004

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.06 Material Impairments.

As disclosed in “Item 8.01 Other Events”, on October 8, 2004, the Idaho Public Utilities Commission (IPUC) issued its Final Order with respect to general electric and natural gas rate cases filed by Avista Corporation (Avista Corp.) in Idaho. The Final Order requires Avista Corp. to write-off a total of $14.7 million, an increase of $3.4 million from the amount disclosed in Avista Corp.’s Current Report on Form 8-K dated September 8, 2004. The write-offs include the disallowance of $12.3 million of deferred power costs, including associated interest, related to natural gas contracts entered into by Avista Corp. to provide fuel for its generating facilities and the disallowance of $2.4 million (net of $0.3 million of accumulated depreciation) of certain capitalized utility plant costs from rate base. Pursuant to an Interlocutory Order issued by the IPUC on September 8, 2004, Avista Corp. previously disclosed the write-off of $11.3 million of deferred power costs related to natural gas contracts. Avista Corp. believes that such costs were prudently incurred and reasonable given the market conditions at the time.

Section 8 - Other Events

Item 8.01 Other Events.

On October 8, 2004, the IPUC issued its Final Order with respect to electric and natural gas general rate cases filed by Avista Corp. in Idaho. A copy of Avista Corp.’s press release with respect to the IPUC Final Order is filed as exhibit 99(a). Avista Corp. will file a petition for reconsideration of certain portions of the IPUC Final Order.

Consistent with the Interlocutory Order issued on September 8, 2004, the IPUC Final Order authorizes, among other things, Avista Corp. to increase its electric base rates by 16.9 percent and increase its natural gas base rates by 6.4 percent. The IPUC Final Order authorizes an overall rate of return of 9.25 percent and a return on common equity of 10.4 percent.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Internet address of Avista Corp. or Avista Utilities shall, under any circumstances, be deemed to incorporate the information available at such Internet addresses into this Current Report. The information available at the Internet address of Avista Corp. or Avista Utilities is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

99(a)    Press release dated October 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: October 12, 2004	By:	/s/ Malyn K. Malquist
Malyn K. Malquist
Title: Senior Vice President, Chief Financial Officer and Treasurer

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